First BanCorp Announces Final Results of Preferred Stock Exchange Offer

SAN JUAN, Puerto Rico – August 26, 2010 – First BanCorp (the “Corporation”) [NYSE:FBP], [NYSE:FBPPrA], [NYSE:FBPPrB], [NYSE:FBPPrC], [NYSE:FBPPrD], [NYSE:FBPPrE], announced today the final results of its offer to exchange (the “Exchange Offer”) up to 256,401,610 newly issued shares of its common stock, par value $0.10 per share (“Common Stock”), for any and all of the issued and outstanding shares of Non-Cumulative Perpetual Monthly Income Preferred Stock, Series A through E (collectively, “Preferred Stock”). The Exchange Offer expired at 9:30 a.m., New York City time, on August 25, 2010.

In accordance with the terms of the Exchange Offer, the number of shares of Common Stock into which each share of tendered Preferred Stock will be exchanged will be the number determined by dividing the Exchange Value per share of Preferred Stock, or $13.75, by the Relevant Price of $1.18, or 11.6525 shares. No fractional shares will be issued. The Exchange Offer resulted in $487.1 million, or 88.54%, of the aggregate liquidation preference of the Preferred Stock being validly tendered. These tenders will result in the issuance of approximately 227 million new shares of the Corporation’s Common Stock.

The table below lists, for each series of Preferred Stock, the aggregate liquidation preference or amount, as applicable, that was validly tendered and not withdrawn as of the Expiration Date, and the number of shares of the Corporation’s Common Stock to be issued in exchange for a share of each series. All securities validly tendered have been accepted. The settlement for the Exchange Offer is expected to occur on or about August 27, 2010.

Based on the final count by the exchange agent, BNY Mellon Shareowner Services, the results of the Exchange Offer are as follows:

				Exchange Ratio per
				share (Number of
				Shares of	Aggregate
	Aggregate			Common Stock to be	Liquidation	Approximate Number
	Liquidation	Liquidation		Received for Each	Preference Amount	of Shares of Common
	Preference	preference per	Exchange Value per	Share of Preferred	Tendered and	Stock to be Issued
Title of Securities	Outstanding	share	share*	Stock)	Accepted	in the Aggregate
7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A	$90,000,000	$25	$13.75	11.6525	78,745,125	36,703,103
8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B	$75,000,000	$25	$13.75	11.6525	63,100,325	29,411,061
7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C	$103,500,000	$25	$13.75	11.6525	91,984,725	42,874,080
7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D	$92,000,000	$25	$13.75	11.6525	79,235,200	36,931,527
7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E	$189,600,000	$25	$13.75	11.6525	173,987,825	81,095,725

Mr. Aurelio Alemán, President and Chief Executive Officer of the Corporation, commented “We are extremely pleased with the results achieved through the Exchange Offer. The successful exchange will result in improving our tangible common equity ratio as of June 30, 2010, on a pro forma basis, to approximately 5.22%. This is a significant step towards the execution of our capital plan, and we thank our shareholders for their support in this exchange offer. For the immediate future, a capital raise continues to be our focus.”

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 176 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York and the order dated June 2, 2010 (the “Order”) that the Corporation and FirstBank Puerto Rico entered into with the FDIC and the OCIF that, among other things, require the Corporation to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to meet the remaining conditions, including the issuance of approximately $500 million of equity in one or more public or private offerings, necessary to compel the United States Department of the Treasury (the “U.S. Treasury”) to convert into Common Stock the shares of Series G Preferred Stock that the Corporation issued to the U.S. Treasury in exchange for its shares of Series F Preferred Stock; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense; a continuation of adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; the Corporation’s reliance on brokered certificates of deposit and the Corporation’s ability to obtain, on a periodic basis, approval to issue brokered certificates of deposit to fund operations and provide liquidity in accordance with the terms of the Order; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; uncertainty about the impact of regulatory and legislative changes on financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the Federal Deposit Insurance Corporation, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s financial condition on the repayment of its outstanding secured loans to the Corporation; risks associated with further downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation;  and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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First BanCorp
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
(787) 729-8256